UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : January 10, 2006

Union Pacific Railroad Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6146	94-6001323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 10, 2006, Union Pacific Corporation (the Company) was informed via a letter dated January 9, 2006, from Dr. Ernesto Zedillo Ponce de Leon, a director of both the Company and Union Pacific Railroad Company, the registrant and principal operating subsidiary of the Company, indicating that the demands of his current position as Director of the Yale Center for the Study of Globalization have increased and, therefore, he will not stand for re-election to the Board of Directors of the Company at its Annual Meeting in 2006. All of the Directors of the Company concurrently serve on the Board of Directors of both the registrant and the Company. Following consultations with Dr. Zedillo, the Company informed the Board of Directors of his decision on January 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2006

UNION PACIFIC RAILROAD COMPANY

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel